UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 3, 2010

Trinity Industries, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-6903	75-0225040
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2525 Stemmons Freeway, Dallas, Texas		75207-2401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	214-631-4420

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) Election of James E. Perry

As a follow-up to disclosures made by Trinity Industries, Inc. (the “Company”) in the Form 8-K dated March 26, 2010, on May 3, 2010, the Board of Directors elected James E. Perry as its Vice President, Chief Financial Officer and Treasurer. Mr. Perry, age 39, joined the Company in 2004 and was appointed Treasurer in April 2005. He was named Vice President in 2006 and appointed Vice President, Finance in 2007. Mr. Perry has no arrangement or understanding with any person regarding his selection as an officer of the Company. Mr. Perry does not have any related person transactions with the Company reportable under Item 404(a) of Regulation S-K.

In his new position, Mr. Perry will be compensated as follows:

•	His annual base salary has been increased to $325,000

•	His 2010 long-term incentive compensation target has been increased to 110% of base salary

•	His short-term incentive compensation target has been increased to 60% of base salary

•	Participation in the Company’s executive perquisite allowance program equal to 7.5% of base salary for 2010

He will also enter into a Deferred Compensation Plan and Agreement with the Company, as described in the Company’s proxy statement filed April 1, 2010.

(e) Amended and Restated Trinity Industries, Inc. 2004 Stock Option and Incentive Plan

On May 3, 2010, the Company held its 2010 Annual Meeting of Stockholders (the “Annual Meeting”), at which the Company’s stockholders approved the Amended and Restated Trinity Industries, Inc. 2004 Stock Option and Incentive Plan (the “Amended 2004 Plan”). Upon recommendation of its Human Resources Committee, the Company’s Board of Directors previously approved the Amended 2004 Plan, subject to the approval of the Company’s stockholders. The Amended 2004 Plan, as approved, incorporates the following changes as compared to the existing Trinity Industries, Inc. 2004 Stock Option and Incentive Plan (the “2004 Plan”):

•	First, the Amended 2004 Plan increases the number of shares of the Company’s common stock, par value $1.00 per share (“Common Stock”), authorized under the 2004 Plan by 2,250,000 shares of Common Stock for a total of 6,000,000 authorized shares.

•	Second, the Amended 2004 Plan increases the number of shares of Common Stock authorized for issuance under the 2004 Plan by 2,250,000 shares of Common Stock for incentive stock options, non-qualified stock options and other awards for a total of 6,000,000 authorized shares.

•	Third, the Amended 2004 Plan adjusts the number of shares of Common Stock authorized for issuance under the 2004 Plan for stock options, stock appreciation rights and performance-based awards to 300,000, decreasing the number of shares of Common Stock that may be granted as stock options and stock appreciation rights by 150,000 and increasing the number of shares of Common Stock that may be granted as performance-based awards by 150,000.

•	Fourth, the Amended 2004 Plan increases the number of shares which may be granted to a non-employee director each year, by 5,000 shares of Common Stock to 20,000 shares of Common Stock.

•	Fifth, the Amended 2004 Plan prohibits granting dividend equivalent rights as a component of stock options and stock appreciation rights.

•	Sixth, the Amended 2004 Plan extends the expiration date of the 2004 Plan from May 10, 2014 to May 3, 2020.

•	Seventh, the Amended 2004 Plan modifies the amendment provision based on current stock exchange and inter-dealer quotation system requirements.

The above description of the Amended 2004 Plan is qualified in its entirety by reference to the copy of the Amended 2004 Plan filed herewith as Exhibit 10.1.

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Stockholders held May 3, 2010, stockholders elected eleven (11) directors for a one-year term (Proposal 1), approved the Amended 2004 Plan (Proposal 2), and ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010 (Proposal 3). The vote tabulation follows for each proposal:

Proposal 1 — Election of Directors

Nominee	For	Withheld	Broker Non-Votes
John L. Adams	56,722,094	1,433,618	12,589,904
Rhys J. Best	55,779,779	2,385,933	12,589,904
David W. Biegler	54,770,662	3,395,050	12,589,904
Leldon E. Echols	55,312,784	2,852,928	12,589,904
Ronald J. Gafford	55,213,608	2,952,104	12,589,904
Ronald W. Haddock	55,345,726	2,819,986	12,589,904
Jess T. Hay	28,650,083	29,515,629	12,589,904
Adrian Lajous	57,152,813	1,012,899	12,589,904
Charles W. Matthews	57,194,602	971,110	12,589,904
Diana S. Natalicio	56,212,233	1,953,479	12,589,904
Timothy R. Wallace	56,667,150	1,498,562	12,589,904

Proposal 2 – Approval of the Amended and Restated Trinity Industries, Inc. 2004 Stock Option and Incentive Plan

For	Against	Abstentions	Broker Non-Votes
49,577,729	6,806,096	1,781,887	12,589,904

Proposal 3 – Ratification of Appointment of Independent Registered Public Accounting Firm for the year ending December 31, 2010

For	Against	Abstentions	Broker Non-Votes
69,322,418	780,228	652,970	n/a

Item 9.01 Financial Statements and Exhibits.

(a) – (c) Not applicable

(d) Exhibits

Exhibit 10.1 Amended and Restated Trinity Industries, Inc. 2004 Stock Option and Incentive Plan (filed herewith)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Industries, Inc.

May 4, 2010	By:	S. Theis Rice

Name: S. Theis Rice
Title: Vice President and Chief Legal Officer

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Exhibit Index

Exhibit No.	Description

10.1	Amended and Restated Trinity Industries, Inc. 2004 Stock Option and Incentive Plan